Exhibit 99.1

MemberHealth, Inc. and Subsidiaries

Consolidated Financial Statements (Unaudited)

March 31, 2007

Contents

Consolidated Financial Statements (Unaudited)

MemberHealth, Inc. and Subsidiaries

Consolidated Balance Sheet

March 31,
2007
(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$209,076,922
Cash and cash equivalents - restricted	106,792,615
Accounts receivable - trade (less allowance for doubtful accounts)	41,855,034
Government program receivable (less allowance for doubtful accounts)	238,490,283
Rebates receivable (less allowance for doubtful accounts)	94,064,930
Customer acquisition costs	10,889,693
Prepaid commissions	550,741
Current deferred tax asset	2,700,071
Other current assets	11,069,707
Total current assets	715,489,996

Fixed assets, net of accumulated depreciation	5,270,757
Deferred tax asset	4,866,234
Other assets, net	89,375
Total assets	$725,716,362

Liabilities and stockholders’ equity
Current liabilities:
Claims payable	$313,937,239
Government program liabilities	57,657,121
Unearned premiums	238,708,310
Accounts payable	3,580,461
Accrued expenses	32,958,116
Income taxes payable	0
Reinsurance liability	40,340,689
Total liabilities	687,181,936

Stockholders’ equity:
Common stock - no par value, 850 shares authorized, 800 shares issued and outstanding, at stated value	500
Additional paid-in capital	22,023,903
Retained earnings	16,510,023
Total stockholders’ equity	38,534,426
Total liabilities and stockholders’ equity	$725,716,362

See accompanying notes.

1

MemberHealth, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

For the Three Months Ended March 31, 2007 and 2006

	2007	2006

Revenue	$464,923,930	$281,033,305
Claims expense	456,722,386	259,309,908
Gross profit	8,201,544	21,723,397

Operating expenses:
General and administrative expenses	30,047,909	23,163,237
Selling expenses	5,377,466	6,305,225
Total operating expenses	35,425,375	29,468,462

Operating loss	(27,223,831)	(7,745,065)

Other expense (income):
Interest expense	724,722	515,330
Other income	(6)	—
	724,716	515,330

Loss before income tax benefit	(27,948,547)	(8,260,395)
Income tax benefit	(11,022,907)	(2,924,180)
Net loss	$(16,925,640)	$(5,336,215)

See accompanying notes.

2

MemberHealth, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

For the Three Months Ended March 31, 2007 and 2006

		Additional	Retained	Total
	Common	Paid-in	Earnings	Stockholders’
	Stock	Capital	(Deficit)	Equity
2006
Balance, January 1, 2006	$500	$22,023,903	$(6,113,918)	$15,910,485
Net loss	—	—	(5,336,215)	(5,336,215)
Balance, March 31, 2006	$500	$22,023,903	$(11,450,133)	$10,574,270

2007
Balance, January 1, 2007	$500	$22,023,903	$33,435,663	$55,460,066
Net loss	—	—	(16,925,640)	(16,925,640)
Balance, March 31, 2007	$500	$22,023,903	$16,510,023	$38,534,426

See accompanying notes.

3

MemberHealth, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2007 and 2006

	2007	2006
Operating activities
Net loss	$(16,925,640)	(5,336,215)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	862,463	61,472
Changes in operating assets and liabilities:
Accounts receivable	(60,552,636)	(63,870,410)
Customer acquisition costs	(894,019)	1,232,110
Prepaid commissions	(372,692)	(6,155,753)
Other current assets	(8,668,938)	(7,146,356)
Other assets	14,294	85,600
Accounts payable	10,639,573	230,892,114
Accrued expenses	(25,732,069)	13,697,800
Unearned premium	238,708,310	182,165,948
Net cash provided by operating activities	137,078,646	345,626,310

Investing activities
Purchases of property and equipment	(2,014,409)	(316,226)
Purchase of restricted investments	(38,455,410)	(128,409,356)
Net cash used in investing activities	(40,469,819)	(128,725,582)

Financing activities
Receipts from government contract deposits	360,570,717	222,992,469
Withdrawals from government contract deposits	(360,570,717)	(222,992,469)
Net cash provided by financing activities	0	0

Net increase in cash and cash equivalents	96,608,827	216,900,728
Balances, beginning of period	112,468,095	15,867,418
Balances, end of period	$209,076,922	$232,768,146

See accompanying notes.

4

MemberHealth, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

1. Organization and Summary of Significant Accounting Policies

Organization

MemberHealth, Inc., an Ohio corporation (the Company), effective January 1, 2006 became principally engaged as a prescription drug plan sponsor for Medicare under Part D of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (MMA). Prior to 2006, the Company’s principal business consisted of providing a full range of pharmacy benefit management services for a variety of customers, including employers, affinity groups, the Medicare-eligible population, beneficiaries of state programs, and individuals lacking prescription drug coverage.

The Company is a wholly owned subsidiary of MHRx LLC, a Delaware corporation. MHRx LLC was formed on November 14, 2005 in connection with an equity transaction with Welsh Carson Anderson & Stowe IX, L.P. (WCAS).

The Company has two wholly owned subsidiaries, which are MH Business Enterprise, Inc. and Health Marketing Solutions, LLC. MH Business Enterprise, Inc. is a single purpose entity with the purpose of issuing letters of credit as the applicant to meet the requirements established by Medicare under Part D of the MMA. Health Marketing Solutions, LLC is an inactive subsidiary.

The Company was approved by the Centers for Medicare and Medicaid Services (CMS) as a prescription drug plan under Medicare Part D in each of the 34 regions for which CMS has divided the United States for management of the Medicare Part D benefit in both 2007 and 2006.

Under regulations established by CMS governing participation in the Medicare Part D program, the Company must be a risk–bearing entity regulated under state insurance laws or similar statutes. The Company is operating as a Medicare Part D prescription drug plan under a federal waiver from the requirement to be regulated as an insurance company under state insurance laws.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1. Organization and Summary of Significant Accounting Policies (continued)

Basis of Presentation

The interim financial information herein is unaudited, but in the opinion of management, includes all adjustments (including normal, recurring adjustments) necessary to present fairly the financial position and results of operations for such periods. The results of operations for the three months ended March 31, 2007 and 2006 are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Due to the first year of operations of the Medicare Part D program and the challenges experienced by all writers of this coverage in 2006, estimates and assumptions relative to certain significant balances recorded in the financial statements entail a higher degree of estimation and subjectivity. Changes in these balances may result as additional information is provided from CMS and will be reflected in operations during the period in which such information becomes available to the Company.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount of cash and cash equivalents approximates fair value.

1. Organization and Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents - Restricted

In accordance with the Company’s reinsurance treaty with Hannover Life Re (Reinsurer) which became effective January 1, 2006, the Company maintains cash in a restricted account. As of March 31, 2007, the Company has restricted cash in the amount of $102,216,640 for this purpose (see Note 3).

As of March 31, 2007, there is $4,575,975 of cash and accumulated interest being held in an escrow account pending completion of the acquisition of beneficiaries by the Company from AmeriHealth (see Intangibles note).

Accounts Receivable – Allowance for Doubtful Accounts

The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, their previous loss history, the customers’ current ability to pay their obligations, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they determine them to be uncollectible. Subsequent collections, if any, received on such receivables are credited to the allowance for doubtful accounts. Included in the allowance for doubtful accounts is a reserve for billing adjustments to account for differences between estimated billings to customers and actual billings based on actual participation in the Company’s premium based prescription plans.

Deposit Balances

Certain subsidies represent reimbursements from CMS for claims paid by the Company, for which the Company assumes little or no risk, including reinsurance payments and low-income cost subsidies. A large percentage of claims paid above the out-of-pocket or catastrophic threshold for which the Company is not at risk are reimbursed by CMS through the reinsurance subsidies. Low-income cost subsidies represent reimbursements from CMS for all or a portion of the deductible, coverage gap, coinsurance and the co-payment amounts for low-income

1. Organization and Summary of Significant Accounting Policies (continued)

Deposit Balances (continued)

beneficiaries. The Company accounts for these subsidies as a deposit in the consolidated balance sheet and as a financing activity in the consolidated statements of cash flows. Premium revenue and claims expense are not recognized for these subsidies. Receipt and payment activity is accumulated at the contract level and recorded in the balance sheet as a government program deposit account asset or liability depending on the net contract balance at the end of the reporting period. These subsidies are at a net receivable balance of $64,269,672 and are included in the government program receivables and liabilities amounts in the consolidated balance sheet as of March 31, 2007. A reconciliation and related settlement of CMS’s prospective subsidies against actual prescription drug costs paid will be made during the third quarter of 2007.

Receivables from and Payables to Other Plans

Revenues and claims expense as reported herein are based on earned premium and incurred claims for the reported enrolled membership. During 2006, the Company also paid claims for individuals who are not confirmed members in the Company’s plan that may ultimately be determined to be members of other plans. The Company recorded receivables of $66,191,738 for these claims which is included in government program receivables on the consolidated balance sheet as of March 31, 2007. Membership information continues to be reconciled and refined by CMS with respect to the enrollment of members among all plans participating in the Part D program.

As of March 31, 2007, the Company has recorded a liability for claims paid by other Medicare Part D sponsors on behalf of members of the Company’s plan of $7,132,515.  These amounts are included in the government program liability on the accompanying consolidated balance sheet.

Rebates Receivable

The Company recognizes rebate revenue as earned. The Company’s prescription drug program receives all or a portion of the rebates from drug manufacturers on prescriptions filled. A significant portion of these rebates are reflected as a reduction in claims expense with the balance recorded as a reduction of catastrophic reinsurance claims reimbursed by CMS, for which the Company is not at risk. Rebates are based on rates as contracted directly with the pharmaceutical manufacturers.

1. Organization and Summary of Significant Accounting Policies (continued)

Customer Acquisition Costs

At March 31, 2007, the Company has deferred acquisition costs related to commissions, pre-enrollment kits and certain call center expenses related to costs incurred principally in the fourth quarter of a calendar year related to open enrollment for the following year’s Medicare Part D program. These costs are amortized ratably over the period of coverage provided to the members.

Intangibles

The Company acquired a customer list of approximately 100,000 beneficiaries from QCC/AmeriHealth effective January 1, 2007. During 2006, the Company made an initial payment of $10,000,000 for these beneficiaries, which included payments of $5,500,000 and an additional $4,500,000 which was held in escrow until the final settlement. The transaction was completed in May 2007 for an adjusted purchase price of $9,500,000.  Adjustment of the purchase price was based upon a retained enrollment balance of 95,305 beneficiaries in the Company’s 2007 plan. At March 31, 2007, the $5,500,000 payment is recorded in customer acquisition costs in the consolidated balance sheet and the $4,500,000 held in escrow was recorded as restricted cash. The difference between the number of acquired members and the number of retained members will be settled by refund to the Company at $100 per beneficiary. The acquired customer list will be recorded as an intangible asset and will be amortized over the expected life of the beneficiaries in the plan.

Revenue Recognition – Medicare Part D Premium

Effective January 1, 2006, the Company began providing prescription drug coverage in accordance with Part D as a stand-alone benefit to Medicare-eligible beneficiaries.

In general, prescription drug benefits offered under Medicare Part D may vary in terms of coverage levels and out-of-pocket costs for beneficiary premiums, deductibles and co-insurance. However, all Part D programs must offer either “standard coverage” or its actuarial equivalent (with out-of-pocket threshold and deductible amounts that do not exceed those of standard coverage). The Company also offers other plans containing benefits in excess of standard coverage limits for an additional beneficiary premium.

1. Organization and Summary of Significant Accounting Policies (continued)

Revenue Recognition – Medicare Part D Premium (continued)

The Company receives monthly payments from CMS based on the number of enrolled participants reimbursed at the monthly bid coverage values. Premium revenue is recognized over the period of time members are provided benefit coverage. Premium payments are received from both CMS through the direct subsidy and low income premium subsidy (in the case of the member being a low income beneficiary) and from the Plan’s members for the member’s portion of the premium. Amounts received from CMS for certain low income individuals and reinsurance coverage are accounted for as deposits not revenue due to the absence of risk transfer under the contract terms.

Risk Corridor Adjustment

Part D premium revenue is subject to a risk corridor adjustment, which permits plan sponsors such as the Company and CMS to share the risk associated with the ultimate claim costs of the Part D benefit. The adjustments may be favorable or unfavorable based upon the application of risk corridors that compare a plan’s actual prescription drug costs to targeted costs, as reflected in the Company’s bids (target amount). Variances in excess of, or below, certain thresholds may result in CMS remitting additional payments or seeking a refund of a portion of the payments received. Actual prescription drug costs subject to risk sharing with CMS are limited to the costs that are, or would have been, incurred under the CMS defined “standard” benefit plan. The Company estimates and recognizes an adjustment to premium revenues related to the risk corridor adjustment based upon prescription drug claims experience to date, net of manufacturer rebates and other Part D subsidies, calculated at the end of each reporting period. Accordingly, this estimate does not consider future prescription drug claims experience.

Revenue Recognition – Other Revenues

The Company generates other net revenues primarily from dispensing prescription drugs and performing related services. The Company dispenses prescription drugs indirectly, through its network of third-party retail pharmacies. The Company recognizes revenues from prescription drugs dispensed under retail network contracts where it is the principal, at the prescription prices (ingredient cost plus dispensing fee) negotiated with the Company’s retail pharmacy network net of co-payments.

1. Organization and Summary of Significant Accounting Policies (continued)

Revenue Recognition – Other Revenues (continued)

Revenues generated from sales of prescription drugs by pharmacies in the Company’s third-party retail network and associated administrative fees are recognized when each claim is adjudicated using a third-party on-line claims processing system at the point-of-sale.

Claims Expense

The Company’s claims expense includes the cost of pharmaceuticals dispensed through its network of third-party retail pharmacies, net of co-payments, rebates, and government subsidies.

Income Taxes

In accordance with provisions of SFAS No. 109, Accounting for Income Taxes, the Company accounts for income taxes using the asset and liability method. The asset and liability method requires recognition of deferred tax assets and liabilities for expected future consequences of temporary differences that currently exist between the tax basis and financial reporting basis of the Company’s assets and liabilities.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year’s presentation.

New Accounting Pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109 (FIN 48). FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements in accordance with SFAS 109. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the provisions of FIN 48 are applied to all tax positions upon its initial adoption. The cumulative effect of applying the provisions of FIN 48 is reported as an adjustment to the opening balance of retained earnings for that fiscal year. FIN 48 was adopted on January 1, 2007 and did not have a material effect on the Company’s consolidated financial statements.

2. Long-Term Debt

On June 14, 2005, the Company entered into an amended and restated loan and security agreement with Huntington National Bank. This agreement included a revolving credit facility which had a maximum revolving credit amount of the lesser of $3,000,000 or the borrowing base (as defined in the agreement) at such time. The borrowing base is defined as the sum of up to 80% of the Company’s eligible accounts receivable. Interest on outstanding balances is payable monthly at the bank’s prime rate or, at the Company’s option, a rate based on the LIBOR rate at the time of the borrowing. On August 4, 2006, the agreement was amended to increase the maximum revolving credit amount from $3,000,000 to $10,000,000.

In addition, this agreement had two letters of credit which were held by MH Business Enterprise, Inc. The letters of credit were required to participate in the Medicare Part D program during 2006 as a prescription drug plan sponsor not licensed as an insurance company in any of the states. These letters of credit totaled $15,000,000 and $6,666,000, respectively and each were scheduled to expire on December 31, 2006. The collateral for these letters of credit was provided by a $15,000,000 Guaranty of Payment to Huntington National Bank by Computer Sciences Corporation (CSC) and restricted cash funded by the Company, which was invested in a short-term certificate of deposit. The $15,000,000 letter of credit with Huntington National Bank was extended another year and is incorporated into the Company’s credit facility effective December 31, 2006. This letter of credit is no longer guaranteed by CSC effective December 31, 2006. The $6,666,000 letter of credit expired on December 31, 2006, and was not renewed.

On December 27, 2006, the Company entered into the second amended and restated loan and security agreement with Huntington National Bank. This agreement includes a revolving credit facility which had a maximum revolving credit amount of the lesser of $70,000,000 or the borrowing base (as defined in the agreement) at such time. The borrowing base is defined as the sum of up to 85% of the Company’s eligible accounts. Interest on outstanding balances is payable monthly at the bank’s prime rate or, at the Company’s option, a rate based on the LIBOR rate at the time of the borrowing.

2. Long-Term Debt (continued)

The Company maintains letters of credit to meet the loss reserve requirements for waiver companies operating under Medicare Part D. The table below shows the letters of credit as of March 31, 2007.

Letters of Credit as of March 31, 2007

Issuer	Amount	Expiration Date

Huntington National Bank	$40,000,000	12/31/2007
Fifth Third Bank	25,000,000	12/31/2007
JPMorgan Chase	35,000,000	12/31/2007
	$100,000,000

The fees for the letters of credit are included as interest expense in the consolidated statements of operations.  As of March 31, 2007, there have been no drawings against the letters of credit.

The Company’s credit agreement contains financial covenants including adjusted tangible net worth and a fixed charge coverage ratio. The Company was in compliance with all applicable covenants as of March 31, 2007.

3. Reinsurance Treaty

The Company entered into a reinsurance treaty with a multi-national reinsurer effective January 1, 2006, for the Company’s Medicare Part D coverage. The quota-share reinsurance treaty provides for a series of one year contracts. Under the first year of the treaty, the Company ceded 75% of the risk for the 2006 plan year. At the Company’s option, the amount ceded to the reinsurer may be reduced by 25% in each of the years for 2007 and 2008. The Company elected to exercise this option for 2007 and thus the risk ceded to the reinsurer will be 50% for the 2007 plan year.

The treaty includes an experience refund calculation which provides that 70% of the profit derived under the contract be returned to the Company. The reinsurer retains 30% of the assumed 75% quota share (22.5%). The amount to be retained by the reinsurer at March 31, 2007 is a payable to the Company of $2,738,046 and is included as income in general and administrative expenses in the consolidated statements of operations. This is due to the uneven plan design under Medicare Part D resulting in a loss in the experience refund calculation as of March 31, 2007.  The treaty is accounted for under the deposit method of accounting in accordance with AICPA Statement of Position 98-7, Deposit Accounting: Accounting for Insurance Contracts That Do Not Transfer.

The reinsurance treaty includes provisions related to letters of credit provided by the reinsurer in accordance with the CMS loss reserve requirements for a waiver company. At March 31, 2007, there was $35,000,000 in letters of credit with the reinsurer (see Note 2).

On September 15, 2007, the reinsurance treaty was terminated for a total amount of $95,811,174.  The termination was completed in anticipation of the acquisition of the Company by Universal American Corporation which occurred at the close of business on September 21, 2007.  See details in Note 5.

4. Segment Information

The Company operates its business as one segment as a prescription drug plan sponsor.

5. Subsequent Events

As of March 5, 2008, the Company’s confirmed Medicare eligible enrollment is approximately 1,309,000 beneficiaries.

On May 8, 2007, the Company announced that it had entered into a definitive agreement under which it would be acquired by Universal American Corp. (“Universal American”) of Rye Brook, NY (NYSE: UAM). The purchase price will be approximately $630 million, consisting of 55 percent in cash and 45 percent in Universal American common stock valued at $20 per share, plus potential performance-based consideration. At the close of business on September 21, 2007, the transaction was completed upon receipt of approval by the shareholders of Universal American and the appropriate federal and state regulatory agencies.

Immediately prior to the close of the acquisition by Universal American, the Company terminated the revolving credit facility with Huntington National Bank and all remaining outstanding letters of credit.